SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities
         Exchange Act of 1934.

Date of Report (Date of earliest event reported)    JUNE 2, 1997
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                          FIRST AMERICAN RAILWAYS, INC.
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             (Exact name of registrant as specified in its charter)

   NEVADA                           33-14751-D                      87-0443800
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(State of                        (Commission File                 (IRS Employer
Incorporation)                        Number)                    Identification
                                                                      Number)

           3700 NORTH 29TH AVENUE, SUITE 202, HOLLYWOOD, FLORIDA 33020
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           (Address of principal executive offices of the registrant)

Registrant's telephone number, including area code: (954) 920-0606
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              (Former name or former address, if changed since last
                                     report)


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ITEM 9.           SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         On June 2, 1997, the Company sold 52 units consisting of 337,500 shares of common stock and $2.6 million (principal amount) 8% convertible subordinated notes (the "Notes") pursuant to Regulation S. These securities were sold for a total consideration of $2.6 million. Total underwriting commissions paid on these units was $260,000 along with a non-accountable expense allowance of $52,000. These securities were sold to the following persons:

         1.       Bank Austria Sparkasse der Stadt;

         2.       Bank Sarasin & Co.;

         3.       Lancer Offshore Inc.;

         4.       Lancer Voyager;

         5.       Cass & Co. - Magnum Capital Growth Fund;

         6.       Cass & Co. - Magnum U.S. Equity Fund; and

         7.       Volksbank Kufstein Reg. Gem. M.B.H.

         The Company has sold all of the foregoing securities pursuant to Regulation S and only to persons who are "non-U.S. Persons" as defined in Regulation S.

         The Notes may be converted, at the option of the holders thereof, at any time during the five-year term thereof. The conversion price is $3.50 per share. In addition, those persons investing in 40 or more units ($2 million or more) will receive a Note which contains the foregoing conversion provisions, and in addition, which provides that the conversion thereof in shares of common stock may be compelled by the Company if, (i) such shares to be held by the investor are registered under the Securities Act, (ii) a current prospectus is available for the sale of such shares, and (iii) the closing bid price for the Company's common stock is at least $4.50 per share for at least 20 consecutive trading days, ending on the fifth trading day prior to the date of the Company's notice of conversion.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             FIRST AMERICAN RAILWAYS, INC.



DATE:  JUNE 17, 1997                          BY:  /S/ DONALD P. CUMMING
                                                  -------------------------
                                                  Donald P. Cumming, Vice
                                                  President and Acting Chief
                                                  Financial Officer



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